                                  EXHIBIT 11.1

       STATEMENT REGARDING WEIGHTED AVERAGE COMMON AND COMMON EQUIVALENT
            SHARES USED IN COMPUTATION OF EARNINGS (LOSS) PER SHARE




                                                                 PRIMARY
                                                  ----------------------------------

                                                         QUARTER ENDED MARCH 31,
                                                  ----------------------------------
                                                       1997                 1996
                                                  ------------          ------------
Net income (loss)                                 $   (2,404)           $      660
                                                  ============          ============

Weighted average common shares
  outstanding                                         20,694                18,069


Add shares issuable from assumed                         -                   2,220
     exercise of options and warrants
                                                  ------------          ------------

Total weighted average shares                         20,694                20,289
                                                  ============          ============

Net income (loss) per common share                $    (0.12)           $     0.03
                                                  ============          ============




                                                             FULLY DILUTED (1)
                                                  ----------------------------------

                                                         QUARTER ENDED MARCH 31,
                                                  ----------------------------------
                                                      1997                  1996
                                                  ------------          ------------

Net income (loss)                                 $   (2,404)           $      660
                                                  ============          ============

Weighted average common shares
     outstanding                                      20,694                18,069

Add shares issuable from assumed                         -                   2,421
     exercise of options and warrants

                                                  ------------          ------------

Total weighted average shares                         20,694                20,490
                                                  ============          ============

Net income (loss) per common share                $    (0.12)           $     0.03
                                                  ============          ============



(1) Earnings per common and common equivalent share as presented on the face of the consolidated statements of operations represent primary earnings per share. Dual presentation of primary and fully diluted earnings per share has not been made on the face of the consolidated statements of operations because the differences are insignificant.



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